EXHIBIT 26)H)(28)
AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT BETWEEN BLACKROCK VARIABLE SERIES FUNDS, INC., AND TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT BETWEEN BLACKROCK VARIABLE SERIES FUNDS, INC., AND TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

THIS AMENDMENT, effective the 1st day of May, 2013, by and among BlackRock Variable Series Funds, Inc. (the "Fund"), and Transamerica Advisors Life Insurance Company (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company (the "Agreement").

WHEREAS, the parties executed an amendment dated March 1, 2012, to add Confidential Information complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 7 to the Participation  Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

I .  Section  1.9 of the Agreement  is hereby deleted in its entirety and replaced with the following:

1.9 The Fund agrees that its Shares will be sold, either directly or indirectly to Participating Insurance Companies and their separate accounts.  No Shares of any Portfolio will be sold directly or indirectly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be revised or supplemented from time to time.

2.
The parties agree to combine Schedule A and Schedule B into a single schedule hereby referenced as Schedule A, as supplemented from time to time by a party, with notice to all other parties. Schedule A and Schedule B of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule A. All references to Schedule B in the Agreement are hereafter a reference to Schedule A.

3.	A new paragraph, numbered consecutively, is added to ARTICLE 3 Representations and Warranties, as follows:

3.8. Fund and Fund Manager each agree to promptly update the relevant fund prospectus when any underlying fund becomes a commodity pool operator ("CPO") as defined under the
Commodities Exchange Act ("CEA"), and Fund Manager is required to register with the Commodity Futures Trading Commission ("CFTC") as a CPO with respect to any underlying fund.  Except asotherwise disclosed in the relevant prospectus, the Fund represents and warrants that it is not a CPO, and Fund Manager represents and warrants it is not required to register as a CPO with respect to any underlying fund. Fund and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effectivc Date: May 1, 2013

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

By: /s/John Mallett
Name: John Mallet
Title: Vice President
Date: October 7, 2013

BLACKROCK VARIABLE SERIES FUNDS, INC.

By: /s/Brendan Kyne
Name: Brendan Kyne
Title: Vice President
Date: September 26, 2013

Schedule A Revised May I, 2013

SEPARATE  ACCOUNTS:

Merrill Lynch Life Variable Annu ity  Separate Account A Merrill Lynch Life Variable Annu ity Separate Account B Merrill Lynch Life Variable Annuity Separate Account C Merrill Lynch Life Variable Annuity Separate Account Merrill Lynch Variable Life Separate Account

Merrill Lynch Life Variable Life Separate Account II

CONTRACTS:
Merrill Lynch Prime Plan I, II, III, IV, V, VI & 7 Merrill Lynch Prime Plan Investor
Merrill Lynch Directed Life. Merrill Lynch Directed Life 2 Merrill Lynch Investor Life. Merrill Lynch Investor Life Plus Merrill Lynch Estate Investor I and Estate Investor II
Merrill Lynch Legacy Power
Merrill Lynch Portfolio Plus
Merrill Lynch Retirement Plus®
Merrill Lynch Retirement Power®
Merrill Lynch Retirement Optimizer®
Merrill Lynch Investor Choice Annu ity® Merrill Lynch Consults A nnuity®

FUNDS:

BlackRock Basic Value V .I. Fund - Class I Shares BlackRock Capital A ppreciation V.I. Fund - Class I Shares BlackRock Equity Dividend V .I. Fund -Class I Shares BlackRock Global Allocation V.I. Fund - Class I Shares

BlackRock Global Opportunities V.I. Fund -Class I Shares and Class III Shares BlackRock  High Yield V.I. Fund Class I Shares

BlackRock International V .I. Fund - Class I Shares BlackRock Large Cap Core V.I. Fund - Class I Shares BlackRock Large Cap Growth V .I. Fund - Class I Shares BlackRock Large Cap Value V.I. Fund - Class I Shares BlackRock Managed Volatility V.I. Fund - Class I Shares BlackRock Money Market V .I. Fund -Class I Shares BlackRock S&P 500 Index V .I. Fund - Class I Shares BlackRock Total Return V.I. Fund - Class I Shares

BlackRock U.S. Government Bond V.I. Fund - Class I Shares Black Rock Value Opportunities V.I. Fund - Class I Shares

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